UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CEVA, Inc.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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CEVA, INC.
2033 Gateway Place, Suite 150
San Jose, California 95110

Notice of Annual Meeting of Stockholders
to be held on July 18, 2006

To the stockholders of CEVA, Inc.:

The annual meeting of stockholders of CEVA, Inc., a Delaware corporation, will be held on Tuesday, July 18, 2006, at 8:00 a.m., local time, at London Radisson SAS Portman Hotel, 22 Portman Square, London, W1H 7BG United Kingdom, for the purpose of considering and voting upon the following matters:

1.

To elect eight directors to serve until the 2007 annual meeting of stockholders or until their successors are elected and qualified;

2.

To approve an amendment and restatement of the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,000,000 to 1,500,000;

3.

To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2006; and

4.

To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

Our board of directors presently has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for 2005 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on May 22, 2006 are entitled to receive this notice and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

By Order of the Board of Directors,
/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

June 1, 2006
San Jose, California

CEVA, INC.

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on July 18, 2006

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Tuesday, July 18, 2006 at 8:00 a.m., local time, at London Radisson SAS Portman Hotel, 22 Portman Square, London, W1H 7BG United Kingdom, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for 2005, and the enclosed proxy card are first being mailed to stockholders on or about June 8, 2006. The enclosed annual report incorporates our annual report on Form 10-K for 2005, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please contact us in writing if you did not receive a copy of our annual report to stockholders, and we will furnish you with a copy at no charge. We will provide copies of the exhibits to our annual report on Form 10-K, upon the written request of any of our stockholders as of the record date for the annual meeting and payment of a fee which fee shall be limited to CEVA, Inc.’s reasonable expenses in providing such exhibits. Please address your request to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the Securities and Exchange Commission (the “SEC”) may be accessed, free of charge, at our website, www.ceva-dsp.com and on the SEC’s website at www.sec.gov, as soon as practicable after filing.

Voting of Proxies

Voting by Proxy Card. All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Voting by Telephone or the Internet. A stockholder may vote his, her or its shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his, her or its vote is recorded immediately. We encourage stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting. A stockholder may vote his, her or its shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder attends the annual meeting, he, she or it may also submit his, her or its vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares of common stock are held in your name, you may revoke your proxy (1) by filing with the corporate secretary of the company, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Corporate Secretary of the company prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Corporate Secretary of the company or should be sent to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to revoke your proxy.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the board of directors.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxy holders will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder expressly withholds authorization for the proxies to use their discretion. Gideon Wertheizer and Yaniv Arieli have been selected as proxy holders by our board of directors and currently serve as our executive officers.

Stockholders Entitled to Vote

Our board of directors has fixed May 22, 2006 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On May 22, 2006, there were 19,149,408 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Quorum; Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock held by stockholders present in person or represented by proxy, including shares held by stockholders that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

Under the General Corporation Law of the State of Delaware, abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

With respect to our proposal 1 of this proxy statement, each director nominee will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of the director nominees. With respect to proposals 2 and 3 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. Abstentions will have the same effect as “no” votes on proposals 2 and 3, whereas broker “non-votes” will have no effect on such proposals.

Expenses of Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the company may also solicit proxies in person or by telephone, letter, electronic mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained the services of Georgeson Shareholder Communications Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies; and we will pay approximately $6,000 for its services, in addition to a fee of $5 per call and reimbursement of its out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of May 1, 2006, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our “named executive officers,” as described in the Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, (the “SEC”), and generally includes voting power and/or investment power with respect to securities. The percentages are based on 19,149,408 shares of our common stock as of May 1, 2006. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of May 1, 2006 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Shares Beneficially Owned			Options Included in Shares Beneficially Owned Number
	Number		Percent

5% Stockholders
Bottin International Investments Ltd.(1)	1,355,000		7%	—
Dermot Desmond(1)	1,355,000		7%	—
Austin W. Marxe and David M. Greenhouse(2)	1,129,717		6%	—
Brian Long	1,602,737	(3)	8%	6,500
Ollaberry Limited	1,521,556	(4)	8%	—
Royce & Associates, LLC(5)	1,971,466		10%	—

Directors and Executive Officers			%
Eliyahu Ayalon	626,507		4%	626,507
Brian Long	1,602,737	(3)	8%	6,500
Zvi Limon	141,584		*	141,584
Bruce A. Mann	75,834		*	75,834
Peter McManamon	492,364	(6)	3%	38,750
Sven-Christer Nilsson	199,361		1%	199,361
Louis Silver	65,717		*	65,717
Dan Tocatly	25,500		*	25,500
Gideon Wertheizer	241,304		1%	241,304
Issachar Ohana	109,516		1%	109,516
Yaniv Arieli	—		*	—
Chester J. Silvestri(7)	—		*	—
All directors and executive officers as a group (12 persons)	3,580,424		17%	1,530,573

——————

*

Represents less than 1% of the outstanding shares of common stock.

(1)

Bottin International Investments Ltd. and Dermot Desmond filed a Schedule 13G with the Securities and Exchange Commission on March 17, 2003, reporting beneficial ownership of 1,355,000 shares of common stock as of March 7, 2003. The information contained in this table is derived from such filing. As stated in such Schedule 13G, Mr. Desmond owns 100% of the capital stock of Bottin and disclaims beneficial ownership of the shares of common stock held by Bottin, other than as a result of his ownership of Bottin. The address of Bottin International Investments Ltd. and Dermot Desmond is 57-63 Line Wall Road, Gibraltar.

(2)

Austin W. Marxe and David M. Greenhouse filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2006, reporting beneficial ownership of 1,129,717 shares of common stock as of December 31, 2005. The information contained in this table is derived from such filing. The address of Austin W. Marxe and David M. Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(3)

Includes 4,268 shares held by Mr. Long’s wife and 1,521,556 held of record by Mr. Long that are subject to a put and call option agreement between Mr. Long and Ollaberry Limited, an Isle of Man limited company that is an affiliate of Mr. Long.

(4)

Consists entirely of shares held beneficially and of record by Mr. Long that are subject to a put and call option agreement between Mr. Long and Ollaberry Limited. The address for Ollaberry Limited is Samuel Harris House, 5-11 St. Georges Street, Douglas, Isle of Man IM99 ISN.

(5)

Royce & Associates, LLC filed a Schedule 13G with the Securities and Exchange Commission on January 12, 2006, reporting beneficial ownership of 1,971,466 shares of common stock as of December 31, 2005. The information contained in this table is derived from such filing. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(6)

Includes 454 shares held by Mr. McManamon’s daughter.

(7)

Mr. Silvestri resigned as President, Chief Executive Officer and Chairman of the board of directors in May 2005.

PROPOSAL 1 – ELECTION OF EIGHT DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the eight nominees named below, all of whom are currently directors of CEVA. Each director will be elected to hold office until the 2007 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. The proxy may not be voted for more than eight directors, including any nominee to fill the current vacancy.

Set forth below for each director is information as of May 1, 2006 with respect to his (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past 5 years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Eliyahu Ayalon	63	1999

Mr. Ayalon served as chairman of our board of directors from November 2002 to February 2004 and has served as a member of our board of directors since November 1999. Mr. Ayalon also served as our chief executive officer from November 1999 to January 2001. Mr. Ayalon served as president and chief executive officer of DSP Group, Inc., a fabless semiconductor company, from April 1996 until April 2005 and from January 2006 to present. Mr. Ayalon has also served as a member of the board of directors of DSP Group, Inc. since April 1996 and as chairman since January 2000.

Brian Long	49	2002

Mr. Long has served as a member of our board of directors since November 2002. He served as chief executive officer and a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus Technologies plc. Mr. Long has served as chief executive officer of Atlantic Bridge Ventures, an investment company, since August 2004.

Zvi Limon(1)(3)	47	1999

Mr. Limon has served as a member of our board of directors since November 1999. Mr. Limon is currently self-employed. Since 1998, Mr. Limon has been a partner at Magnum Communications Fund, a consulting and investment advisory firm. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. Mr. Limon is a member of the board of directors of DSP Group, Inc. since February 1999, and of several private companies, including GVT Holdings NV, the parent company of Global Village Telecom in Brazil.

Bruce A. Mann(2)	71	2001

Mr. Mann has served as a member of our board of directors since April 2001. Mr. Mann has been a partner of Morrison & Foerster LLP since February 1987. He was a Senior Managing Director of WR Hambrecht & Co., an investment banking firm, from 1999 to 2003.

Peter McManamon	57	2003

Mr. McManamon has served as a member of our board of directors since April 2003 and was appointed chairman of our board in May  2005. He served as chief financial officer of Parthus Technologies plc from 1993 until March 2001, executive vice president of corporate development of Parthus Technologies plc from March 2001 until November 2002, a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus Technologies plc. Since May 2005, Mr. McManamon has served as a venture partner of Atlantic Bridge Ventures, an investment company. He also serves as a director of the National Development Finance Agency, an appointment by the Irish Government, and the Irish University Quality Board.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Sven-Christer Nilsson(1)(2)(3)	61	2002

Mr. Nilsson has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from March 2000 until November 2002. He is a co-founder, partner and director of Startupfactory B.V., a venture capital and early-stage investor headquartered in Stockholm, Sweden, and has held such position since 1999. Between 1982 and 1999 he held various positions with Ericsson, the telecommunications equipment supplier, including president, Ericsson Radio Systems (Sweden), vice president, Mobile Switching Systems, executive vice president, Cellular Systems-American Standards, and, from 1998, chief executive officer. Mr. Nilsson also serves as a director of Telia Sonera AB and ASSA Abloy AB.

Louis Silver(1)(2)	52	2002

Mr. Silver has served as a member of our board of directors since April 2002. He is a principal of RP Capital Group and has served as an advisor to RP Capital Group since April 2005. From January 2005 until January 2006, he acted as a private banking consultant. From August 2002 until April 2005, he acted as a legal and business development advisor to companies and individuals. From September 1996 until June 2002, he served as an advisor and counsel to Discount Bank & Trust Company. Since November 1999 he has served as a member of the board of directors of DSP Group, Inc. Since December 2005 he has served as a member of the board of directors of Scopus Video Networks Ltd., a developer of digital video networking products.

Dan Tocatly	46	2004

Mr. Tocatly has served as a member of our board of directors since February 2004. Mr. Tocatly has served as co-chairman of FMR Computers & Software LTD., a software solutions company, since January 2002. Mr. Tocatly is a co-founder of the Magnum Group, a venture capital firm, and has served as its managing partner since 1997.

——————

(1)

Member of Audit Committee.

(2)

Member of Compensation Committee.

(3)

Member of Nominations Committee.

Director Independence

Our board of directors has determined that the following directors are independent pursuant to the NASDAQ Stock Market rules: Zvi Limon, Bruce A. Mann, Sven-Christer Nilsson, Louis Silver and Dan Tocatly. In making this determination, our board of directors considered transactions and relationships between each director or his immediate family and the company and our subsidiaries, including those reported in the section below captioned, “Transactions with Related Parties.”  The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the NASDAQ Stock Market rules.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings

Our board of directors held ten meetings during 2005, including six times by telephone conference. All directors attended at least 75% of the meetings of our board of directors, including meetings of the committees of the board, during the period that they served on our board of directors. It is the policy of our board that the independent directors shall meet separately with no members of management present in executive sessions as appropriate, but no less than twice annually.

Board Committees

Our board of directors has established three standing committees – Audit, Compensation, and Nominations – each of which operates under a charter that has been approved by the board. Current copies of each of the Audit, Compensation and Nominations Committee’s charters are posted on the Corporate Governance section of our website, www.ceva-dsp.com.

The primary purpose of the Audit Committee is to assist the board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CEVA and audits of the financial statements of CEVA. The members of the Audit Committee are Zvi Limon, Sven-Christer Nilsson and Louis Silver. Mr. Silver serves as the chairman of the Audit Committee. The Audit Committee met ten times, including eight times by telephone conference and acted one time by written consent, during 2005. All of the members of the Audit Committee are independent as defined by the Nasdaq Stock Market listing standards and as defined under the independence requirements of Rule 10A-3 under the Exchange Act.

The primary purposes of the Compensation Committee are to discharge the responsibilities of the board of directors relating to compensation of CEVA’s executive officers, to make recommendations with respect to new incentive compensation and equity-based plans and to make recommendations regarding director compensation and administration of CEVA’s equity compensation plans. The members of the Compensation Committee are Bruce A. Mann, Louis Silver and Sven-Christer Nilsson. Mr. Mann serves as the chairman of the Compensation Committee. The Compensation Committee met five times during 2005, including two times by telephone conference. All of the members of the Compensation Committee are independent as defined by the Nasdaq Stock Market listing standards.

The primary purpose of the Nominations Committee is to recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders; develop and recommend to the board of directors a set of corporate governance principles applicable to CEVA and to oversee the evaluation of the board of directors and management. The members of the Nominations Committee are Zvi Limon and Sven-Christer Nilsson. There were two meetings of the Nominations Committee during calendar 2005, including one time by telephone conference and acted one time by written consent. All members of the Nominations Committee are independent, as defined by the Nasdaq Stock Market listing standards.

Audit Committee

The Audit Committee’s responsibilities include:

•

appointing, approving the compensation of, and assessing the independence of our independent auditor;

•

overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•

evaluating the performance of and assessing the qualifications of the independent auditors;

•

reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•

monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•

discussing our risk management policies;

•

establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•

meeting independently with our internal auditing staff, independent auditors and management; and

•

preparing the audit committee report required by SEC rules (which is included on page 20 of this proxy statement).

Our board of directors has determined that we do not currently have an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K serving on our Audit Committee. It has been difficult for companies of our size to identify and retain an audit committee financial expert. Each member of our Audit Committee has demonstrated that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding Audit Committee functions, all of which are attributes of an audit committee financial expert under the rule adopted by the SEC. Given the business experience and acumen of Mr. Limon, Mr. Nilsson and Mr. Silver and their long standing service as members of our Audit Committee, our board of directors believes that Mr. Limon, Mr. Nilsson and Mr. Silver are qualified to carry out all duties and responsibilities of the Audit Committee, including meeting the financial sophistication standards of NASDAQ Rule 4350(d)(2)(A). We are committed to seeking an Audit Committee member to meet the SEC requirements for an “audit committee financial expert,” but we can provide no assurance that we will be successful in doing so.

Compensation Committee

The Compensation Committee’s responsibilities include:

•

determining the compensation of the executive officers, including the chief executive officer;

•

reviewing and making recommendations to the board with respect to our cash and equity incentive plans;

•

reviewing and making recommendations to the board with respect to director compensation; and

•

administering CEVA’s equity incentive plans.

Nominations Committee

The Nominations Committee’s responsibilities include identifying individuals qualified to become board members and recommending to the board the persons to be nominated for election as directors and to each of the board’s committees. The Nominations Committee assists the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate.

Director Candidates

The process to be followed by the Nominations Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the Nominations Committee only considers candidates who have demonstrated executive experience, have experience in an applicable industry, or significant high level experience in accounting, legal or an applicable technical field. Other criteria will include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominations Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The Nominations Committee has adopted a policy of accepting recommendations from stockholders for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominations Committee, c/o Corporate Secretary, CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy materials for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations Committee or the board, by following the procedures set forth under “Stockholder Proposals for 2006 Annual Meeting and Nominations of Persons for Election to the Board of Directors.” Candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy card for the next annual meeting.

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominations Committee, with the assistance of our Corporate Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the Nominations Committee or the Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, CEVA, Inc., 2033 Gateway Place, San Jose, California 95110.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics. This code applies to all of our employees and is posted on the Corporate Governance section of our website at www.ceva-dsp.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as NASDAQ rules applicable to issuers listed on the Nasdaq National Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our website. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Director Attendance at Shareholder Meetings

We have adopted a guideline providing that, in light of the geographic dispersion of the directors of CEVA, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. All directors attended the 2005 annual meeting of stockholders.

Director Compensation

Directors who are employees of CEVA do not receive any additional compensation for their services as directors. Directors who are not employees of CEVA (other than the chairman and the lead independent director) are entitled to an annual retainer of $40,000, payable in quarterly installments of $10,000 each. The chairman receives an annual retainer of $60,000, payable in quarterly installments of $15,000 each. The lead independent director receives an annual retainer of $50,000, payable in quarterly installments of $12,500 each. The retainer contemplates attendance at four board meetings per year. Additional board meetings of a face-to-face nature are compensated at the rate of $1,000 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at the rate of $1,000 per meeting. In May 2005, the board of directors agreed going forward to reduce the annual retainer to $30,000, payable in quarterly installments of $7,500 for directors other than the chairman and the lead independent director and to waive the attendance fee for additional board meetings. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings. Our directors are eligible to participate in our 2003 director stock option plan and our 2002 stock incentive plan. In 2005, in accordance with the 2003 director stock option plan and in connection with their service as directors of CEVA, Messrs. Ayalon, Long, Limon, Nilsson and Tocatly were each granted options to purchase 13,000 shares of our common stock, and Messrs. Mann, McManamon and Silver were granted options to purchase 39,000, 26,000 and 26,000 shares of our common stock, respectively.

Pursuant to our 2003 director stock option plan, each person who becomes a non-employee director shall automatically be granted an option to purchase 38,000 shares of common stock. On June 30 of each year beginning in 2004, each non-employee director will automatically be granted an option to purchase 13,000 shares of common stock if he has served on the board as of such date and an option to purchase 13,000 shares of common stock for each committee of the board on which he has served as chair person as of such date, and an option to purchase 13,000 shares of common stock for serving as lead independent director as of such date.

Transactions with Related Parties

We engage in the normal course of business with DSP Group, Inc (DSPG), which was the parent company of CEVA until November 1, 2002. CEVA and DSPG have common directors.

Revenue generated from DSPG from licensing, royalty and support agreements during the years ended December 31, 2003, 2004 and 2005 was $383,000, $540,000 and $237,000, respectively. The accounts receivable balances with DSPG at December 31, 2003, 2004 and 2005 were $178,000, $47,000 and $0, respectively.

See description of “Director Compensation” above.

On July 1, 1996 one of CEVA’s Irish subsidiaries entered into a property lease agreement with Veton Properties Limited to lease office space in Dublin, Ireland. The lease term is 25 years from July 1, 1996 and the current annual rental payment is €888,000 ($1,055,000). Brian Long and Peter McManamon, directors of the Company, are minority stockholders of Veton Properties Limited.

One of our directors, Bruce Mann, is a partner of Morrison & Foerster LLP, the Company’s outside legal counsel. Fees paid to Morrison & Foerster LLP during the years ended December 31, 2003, 2004 and 2005 was $282,000, $67,000 and $57,000, respectively. The accounts receivable balances with Morrison & Foerster LLP at December 31, 2003, 2004 and 2005 were $57,000, $17,000 and $0, respectively.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of CEVA, any owner of record or beneficially of more than 5% of any class of voting securities of CEVA, or any associate of any such director, officer, affiliate of CEVA, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during 2005, the following filing required to be made by our reporting persons in accordance with the requirements of the Securities Exchange Act of 1934 was filed late:

Name of Reporting Person	Number of Late Reports and Transactions	Transactions that Were not Reported on a Timely Basis

Peter McManamon	1	Option grant

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) persons serving as our chief executive officer during 2005, and (ii) our other most highly compensated executive officers during 2005 (collectively, the “named executive officers”).

Summary Compensation Table

		Annual Compensation									Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary			Bonus(1)			Other Annual Compensation(2)			Securities Underlying Options(3)	All Other Compensation(4)

Gideon Wertheizer(5) Chief Executive Officer	2005 2004 2003	$ $ $	200,000 160,000 160,000		$ $ $	115,000 39,979 10,400	(6)	$ $ $	25,000 23,000 20,596	(7) (7) (7)	150,000 67,500 135,628	$ $ $	47,000 24,000 36,500
Chester J. Silvestri Former President, Chief Executive Officer and Chairman(8)	2005 2004 2003	$ $ $	174,038 300,000 168,269	(9)	$ $ $	— 140,552 127,000		$ $ $	— — —		— 80,000 720,000	$ $ $	6,000 16,000 —
Yaniv Arieli Chief Financial Officer(10)	2005 2004 2003	$ $ $	58,333 — —		$ $ $	35,000 — —		$ $ $	9,000 — —	(7)	120,000 — —	$ $ $	13,000 — —
Issachar Ohana Vice President, World Wide Sales	2005 2004 2003	$ $ $	200,000 196,312 144,473		$ $ $	— — 10,593		$ $ $	129,120 118,118 197,210	(11) (12) (13)	— 136,000 28,934	$ $ $	14,000 13,000 18,863

——————

(1)

Our executive officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the compensation committee. Bonuses are awarded by the compensation committee based upon individual, as well as corporate performance. We pay bonuses in the year following the year the bonuses were earned.

(2)

In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(3)

Consists of shares underlying options to purchase our common stock granted during the fiscal year indicated.

(4)

Consists of contributions by CEVA under our pension plan (a defined contribution plan) or 401(k) contributions and severance fund.

(5)

Mr. Wertheizer was appointed Chief Executive Officer in May 2005 and was previously Executive Vice President and General Manager of CEVA DSP Cores.

(6)

Includes a one-time bonus of $40,000 Mr. Wertheizer received in connection with his appointment as Chief Executive Officer in May 2005.

(7)

Consists of car, phone and meal allowances.

(8)

Mr. Silvestri resigned from the Company in May 2005.

(9)

Includes an aggregate post-termination payment of $68,462.

(10)

Mr. Arieli was appointed Chief Financial Officer in May 2005 and his employment agreement was effective from August 1, 2005.

(11)

Includes a housing allowance of $48,000 and a sales commission of $81,120.

(12)

Includes a housing allowance of $48,000 and a sales commission of $70,118.

(13)

Consists of relocation, car, phone and meal allowances and a sales commission of $137,549.

Stock Options

The following table sets forth information for each of the named executive officers with respect to the grant of options to purchase shares of our common stock during 2005.

Option Grants During 2005

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(4)	Exercise or Base Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
					5%	10%

Gideon Wertheizer(3)	150,000	16%	$5.55	7/19/12	$338,911	$789,807
Yaniv Arieli(3)	120,000	13%	$5.55	7/19/12	$271,129	$631,846

——————

(1)

The exercise price of options granted was the fair market value of our common stock based on the closing price of a share of common stock of the company on the date of grant as reported on The NASDAQ National Market.

(2)

Consists of amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified hypothetical compound rates of appreciation (5% and 10%) of the market value of our common stock on the date of the option grants over the term of the respective options. These numbers are calculated based on the closing price ($6.26) of a share of common stock of CEVA, as reported on the NASDAQ National Market on December 30, 2005, as well as the rules promulgated by the SEC and do not reflect our estimate of future stock price growth, if any. Actual gains, if any, on stock option exercises and common stock holdings are dependent, in part, on the timing of exercise and the future performance of our common stock.

(3)

Consists of options granted under our 2002 Stock Incentive Plan that are exercisable in installments over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining shares vesting monthly thereafter.

(4)

Consists of total options granted to employees of 941,700 during the fiscal year ending December 31, 2005.

Year-End Option Values

The following table sets forth information for each of the named executive officers with respect to the exercise of options, if any, to purchase shares of our common stock during 2005 and the number and value of options outstanding as of December 31, 2005.

Aggregated Option Exercises in 2005 and
Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Gideon Wertheizer	—	—	243,561	195,261	$5,686	$106,500
Chester J. Silvestri	—	—	—	—	—	—
Yaniv Arieli	—	—	—	120,000	—	$85,200
Issachar Ohana	2,083	$3,270	94,849	77,418	$770	$—

——————

(1)

Based on the closing price ($6.26) of a share of common stock of CEVA, as reported on The NASDAQ National Market on December 30, 2005, less the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2005:

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders
CEVA 2003 Director Stock Option Plan	581,000	$7.30	119,000
CEVA 2002 Stock Incentive Plan	2,317,436	$6.30	883,792
CEVA 2000 Stock Incentive Plan	1,904,568	$11.38	—
CEVA 2002 Employee Stock Purchase Plan	N/A	N/A	412,789

Equity compensation plans not approved by security holders
Parthus Technologies 2000 Share Option Plan	217,379	$10.76	—
Total	5,020,383	$8.54	1,415,581

The Parthus 2000 Share Option Plan was not approved by our stockholders as the plan and the options granted thereunder were assumed by us in connection with our combination with Parthus Technologies PLC. Each option under that plan became an option to purchase the number of shares of our common stock that the holder of such option would have received had such holder exercised the option prior to the combination and held Parthus ordinary shares, and the exercise price per share was adjusted proportionately. Under the terms of that plan, an option holder is entitled to exercise an option in respect of 25% of the total number of shares subject to option on the first anniversary of the date of grant. Each successive month thereafter, the option holder is entitled to exercise options in respect of 1/48th of the total number of shares subject to the option. Options will lapse to the extent that they have not been exercised by the earliest of the seventh anniversary of its date of grant, the expiration of 12 months from the date of death of the option holder or three months from the date of cessation of the option holder’s status as an employee, consultant or director.

Report of the Compensation Committee on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the below Compensation Committee Report shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

This report is submitted by the Compensation Committee of our board of directors, which is responsible for determining the salary and incentive compensation for our executive officers, and administering and granting stock options under our stock option plans to our executive officers. In addition, the Compensation Committee reviews and makes recommendations to our board of directors regarding incentive-compensation and equity-based plans.

General Compensation Policy

The Compensation Committee seeks to achieve the following three broad goals in connection with our executive compensation program:

•

to enable CEVA to attract and retain qualified executives;

•

to create a performance-oriented environment by rewarding executives for the achievement of CEVA’s business objectives and/or achievement in an individual executive’s particular area of responsibility; and

•

to provide executives with equity incentives in CEVA so as to link a portion of an executive’s compensation with the performance of CEVA’s common stock.

Components of Compensation

To achieve these goals, the executive compensation program includes:

•

base salary;

•

cash bonuses; and

•

stock-based equity incentives in the form of participation in CEVA’s stock option plans;

and may include:

•

deferred compensation;

•

executive perquisites;

•

severance arrangements;

•

change-in-control benefits; and

•

other forms of executive officer compensation.

General Factors for Establishing Compensation

The Compensation Committee has retained independent consultants from time to time to review the executive compensation of industry peers with which CEVA competes for employees to compare the competitiveness of CEVA’s compensation packages for executive officers, including the chief executive officer. In addition to reviewing industry compensation levels, the Compensation Committee also considers a number of other factors in establishing the components of each executive officer’s compensation package, as summarized below.

Base Salary

Salaries for executive officers, including the chief executive officer, are generally determined on an individual basis by evaluating the following:

•

the executive’s scope of responsibility, performance, prior employment experience and salary history;

•

CEVA’s financial performance, including increases in its revenues and profits, if any; and

•

internal consistency within CEVA’s salary structure.

Incentive Compensation

The Compensation Committee believes that a bonus component for compensation to supplement base salaries of executive officers provides an important incentive to the achievement of corporate goals. Bonuses for 2004 had been based on the achievement of specified corporate goals. In light of the change in CEVA’s Chief Executive Officer and Chief Financial Officer and the corporate reorganization announced on May 9, 2005, the Compensation Committee concluded that it would not be feasible to adopt a formal bonus program for its executive officers for 2005 and it would be in the best interest of CEVA and its stockholders to make any bonuses for executive officers for 2005 wholly discretionary, based on their performance during the remainder of the year. Thus, bonuses paid for 2005 reflected the Compensation Committee’s subjective judgments, with primary emphasis being given to the need to retain key personnel and the efforts of the individual executives to increase revenues and reduce costs. The board of directors adopted the CEVA, Inc. 2006 Executive Bonus Plan to provide for the payment of cash bonuses to executive officers and other eligible employees based upon CEVA’s financial performance and individual employee performance during 2006.

Long-term Incentive Compensation

Stock options are an element of the compensation packages of CEVA’s executive officers, including our chief executive officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders of CEVA also benefit. The Compensation Committee believes that it is to CEVA’s advantage to increase executive officers’ interest in CEVA’s future performance, as these employees share the primary responsibility for CEVA’s management and growth. The value of the stock options is derived from appreciation of CEVA’s common stock. In order to promote a longer term management focus and to provide an incentive for continued employment with CEVA, stock options generally become exercisable over a four-year period, with the exercise price being equal to 100% of the fair market value of CEVA’s common stock on the date of grant.

The size of the option grant made to each executive officer is based upon the following factors:

•

an evaluation of the executive’s past performance;

•

the total compensation being paid to the executive;

•

the anticipated value of the executive’s contribution to CEVA’s future performance;

•

the executive’s scope of responsibility;

•

the executive’s current position with CEVA;

•

the number of options awarded to the executive officer during previous fiscal years and the vesting status of such options;

•

comparability with option grants made to other CEVA executives; and

•

comparability with option positions of similarly situated executives at peer companies.

Chief Executive Officer’s Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Wertheizer’s base salary for the year ended December 31, 2005 was $200,000. Mr. Wertheizer received an option on July 19, 2005 to purchase 150,000 shares of the Company’s Common Stock subject to four year vesting and a one-time nonrecurring bonus of $40,000. Mr Wertheizer was granted by the Compensation Committee, in March 2006, a bonus of $75,000 for the year ended December 31, 2005.

Mr. Silvestri’s base salary for the year ended December 31, 2005 was $300,000. On May 17, 2005, we entered into a Separation Agreement and Release (the “Release”) with Mr. Silvestri related to the cessation of his employment with the Company. The terms of the Release are the same terms contained in a letter agreement we entered into with Mr. Silvestri on June 2, 2003. According to the letter agreement and the Release, in consideration of Mr. Silvestri signing a waiver and release of all claims, we agreed to continue to pay Mr. Silvestri’s base salary at a rate of $25,000 per month less applicable withholding for a maximum period of nine months or until Mr. Silvestri obtained new employment, whichever period is shorter. We paid Mr. Silvestri an aggregate post-termination payment of $68,462. Mr. Silvestri obtained new employment in August 2005.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its 4 other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was issued under a plan approved by the stockholders and such plan provides a limit on the number of shares that may be issued under the plan to any individual. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officer’s performance.

By the Compensation Committee of the board of directors of CEVA, Inc.

Bruce A. Mann

Sven-Christer Nilsson

Louis Silver

Employment Agreements

On November 1, 2002, we entered into employment agreements with Mr. Gideon Wertheizer and Mr. Issachar Ohana, which was further amended in the case of Mr. Wertheizer, on July 19, 2005 and in the case of Mr. Ohana, on July 22, 2003. Pursuant to the employment agreements, both Mr. Ohana and Mr. Wertheizer are entitled to a salary of $200,000, as well as a bonus to be determined at the discretion of the Compensation Committee of our board of directors.

Although each employment agreement is for an indefinite term, the employment of each of these individuals will be terminable at any time by us, other than for cause, upon the determination of our board of directors with not less than 30 days notice or by the individual with notice of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana. If our board of directors determines that an individual has failed to perform his reasonably assigned duties and upon written notice from us, we are required to give notice or a cure period of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana prior to termination. If either of these individuals resigns for good reason or if we, or an acquiring or succeeding corporation after a change in control of our company, terminate him, other than for cause, then he will be entitled to the compensation, including medical and pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full. If the employment of either of these employees is terminated by death, his options will vest in full.

On August 18, 2005, we entered into an employment agreement with Mr. Yaniv Arieli. Pursuant to the employment agreement, Mr. Arieli is entitled to a salary of $126,000, as well as an annual overtime payment of $14,000. Upon the termination of his employment, Mr. Arieli will be entitled to severance benefits in accordance with the laws of the State of Israel. The employment agreement is effective as of August 1, 2005 and shall continue in effect until terminated in accordance with its terms. The employment of Mr. Arieli may be terminable at any time by either party and for any reason with six months prior written notice.

On May 17, 2005, we entered into a Separation Agreement and Release (the “Release”) with Mr. Silvestri related to the cessation of his employment with the Company. The terms of the Release are the same terms contained in a letter agreement we entered into with Mr. Silvestri on June 2, 2003. According to the letter agreement and the Release, in consideration of Mr. Silvestri signing a waiver and release of all claims, we agreed to continue to pay Mr. Silvestri’s base salary at a rate of $25,000 per month less applicable withholding for a maximum period of nine months or until Mr. Silvestri obtained new employment, whichever period is shorter. We paid Mr. Silvestri an aggregate post-termination payment of $68,462. We also agreed to provide Mr. Silvestri with COBRA medical benefits coverage for approximately the same period of time. The Release superseded and terminated the prior letter agreement. Mr. Silvestri obtained new employment in August 2005.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee of our board of directors are Messrs. Mann, Nilsson and Silver. No member of this committee is a present or former officer or employee of CEVA or any of its subsidiaries. Mr. Silver is a member of the Compensation Committee of DSP Group, Inc., and Mr. Ayalon, one of our directors, is the chief executive officer and chairman of the board of directors of DSP Group, Inc. No executive officer of CEVA served on the board of directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our board or Compensation Committee.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the below Audit Committee Report shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

The Audit Committee of our board of directors is composed of four members; one seat is currently vacant. The Audit Committee acts under a written charter first adopted and approved in October 2002 and amended in February 2004 and January 2005. A copy of our amended charter is on our website at www.ceva-dsp.com. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The NASDAQ Stock Market.

The Audit Committee has reviewed our audited financial statements for 2005 and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (“Communication with Audit Committees”) (“SAS 61”).

SAS 61 requires our independent auditors to discuss with our Audit Committee, among other things, the following:

•

adjustments arising from the audit that could have a significant effect on the financial reporting process;

•

the use of and changes in significant accounting policies or their application, as well as the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•

disagreements with management, whether or not satisfactorily resolved, about matters that could be significant to the financial statements or the auditor’s report.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). This standard requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for 2005. The Audit Committee has also recommended the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) and, based on our recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent auditors for the fiscal year ending December 31, 2006, subject to stockholder ratification.

By the Audit Committee of the Board of Directors of CEVA, Inc.

Zvi Limon

Sven-Christer Nilsson

Louis Silver

Independent Auditors Fees and Other Matters

The following table summarizes the fees for professional services provided by Ernst & Young,* our independent auditors, billed to us for each of the last two fiscal years:

Fee Category	2005	2004

Audit Fees(1)	$186,660	$488,883
Audit-Related Fees(2)	$—	$16,625
Tax Fees(3)	$16,950	$80,622
All Other Fees(4)	$—	$—
Total Fees	$203,610	$586,130

——————

*

Fees are billed by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global and Ernst & Young, Chartered Accountants, Dublin, Ireland.

(1)

Audit fees consist of fees for the annual audit, the reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory audits required internationally and services related to internal control reviews and assistance with Section 404 internal control reporting requirements. Fees for services related to internal control reviews and assistance with Section 404 internal control reporting requirements are based on fees received to date and estimated fees yet to be billed.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultations and audits in connection with grant applications, technical accounting issues, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)

Tax fees consisted of fees for tax compliance, tax advice and tax planning services.

(4)

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, did not bill us any fees for other services rendered to our Company and its affiliates for the years ended December 31, 2004 and 2005. Ernst & Young, Dublin, Ireland, did not bill us any fees for other services rendered to our Company and its affiliates for the years ended December 31, 2004 and 2005.

All fees described above were approved by the Audit Committee of the Board of Directors.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that we expect our independent auditor to provide during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate to a subcommittee of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

An independent firm has been retained as our principal tax planning advisor going forward.

Stock Performance Graph

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the below Stock Performance Graph shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

Comparison of Cumulative Total Return among CEVA, Inc.,

The NASDAQ Stock Market (U.S.) and the MG Specialized Semiconductor Group Index

The stock performance graph above compares the percentage change in cumulative stockholder return on the common stock of our company for the period from November 1, 2002, the first day of trading of our common stock, through December 31, 2005, with the cumulative total return on The NASDAQ Stock Market (U.S.) and the Hemscott Specialized Semiconductor Group Index.

This graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on November 1, 2002), The NASDAQ Stock Market (U.S.) and the Hemscott Specialized Semiconductor Group Index on November 1, 2002, and assumes dividends, if any, are reinvested.

Comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

	November 1, 2002	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005

CEVA, Inc.	$100.00	$112.14	$197.53	$172.81	$118.79
The NASDAQ Stock Market (U.S.)	$100.00	$100.45	$151.33	$165.87	$167.33
Hemscott Group Index	$100.00	$100.45	$178.74	$157.02	$154.10

PROPOSAL 2 – AMENDMENT AND RESTATEMENT OF 2002 EMPLOYEE
STOCK PURCHASE PLAN

In March 2006, our board of directors approved, subject to stockholder approval, an amendment and restatement of our 2002 employee stock purchase plan (“Purchase Plan”) increasing the number of shares of common stock reserved for issuance under the Purchase Plan from 1,000,000 to 1,500,000.

The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. Accordingly, the provisions of the Purchase Plan will be construed so as to extend and limit participation in the Purchase Plan in a manner consistent with the requirements of the Code. The Purchase Plan is intended to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to us by providing those persons with equity ownership opportunities and performance-based incentives – thereby better aligning the interests of those persons with those of our stockholders. Our board of directors believes that the amendment is necessary to assure that CEVA will have a sufficient reserve of common stock available for issuance under the Purchase Plan.

Subject to stockholder approval, the Company plans to register the additional 500,000 shares reserved under the Purchase Plan on a Registration Statement on Form S-8.

A general description of the principal terms of the Amended and Restated Purchase Plan as proposed is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the Purchase Plan. A copy of the Purchase Plan is attached hereto as Exhibit A.

General Description

The Purchase Plan was adopted by the Company’s board of directors and approved by the Company’s stockholders in 2002. There are currently 1,000,000 shares of Common Stock reserved for issuance under the Purchase Plan. If the amendment and restatement of the Purchase Plan is approved by the stockholders, the number of shares of Common Stock reserved for issuance under the Purchase Plan will be increased by 500,000 shares from 1,000,000 shares to 1,500,000 shares. As of March 17, 2006, a total of 773,603 shares have been purchased under the Purchaser Plan, and 226,397 shares of common stock remained available for purchase thereunder.

The number of shares of the Company’s Common Stock reserved for issuance under the Purchase Plan is also subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company.

The Purchase Plan is administered by the Board of Directors, or a committee of the Board as designated by the Board from time to time (the “Plan Administrator”), which has the authority to determine the terms and conditions under which purchase rights are to be granted under the Purchase Plan for any offer period during the term of the Purchase Plan, and to resolve all questions relating to the administration of the plan.

The purpose of the Purchase Plan is to provide employees of the Company who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 the Code. Employees, including officers, of the Company and its subsidiaries are eligible to participate in the Purchase Plan. Payroll deductions may be in amounts equal to or greater than 1% but not exceeding 10% (in whole percentage increments) of a participant’s compensation. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, a participant’s payroll deductions may be decreased to zero percent (0%) during any offer period or purchase period.

Any person who is employed by the Company or any subsidiary for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offer period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least five business days prior to the commencement of the applicable offer period. At December 31, 2005, the Company had 209 employees.

Offer periods under the Purchase Plan will generally be overlapping periods of 24 months. Purchase periods will generally be six-month periods commencing on each February 1 and August 1. The Exercise dates are the last day of each purchase period. In the event the company merges with or into another corporation, sell all or substantially all of its assets, or enter into other transactions in which all of our stockholders before the transaction own less than 50% of the total combined voting power of our outstanding securities following the transaction, our board of directors or a committee designated by the board may elect to shorten the offer period then in progress. The maximum duration of an offer period is twenty-seven (27) months.

The price per share at which shares are sold under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the commencement date of the offer period or the last day of the purchase period, whichever is lower. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock on the Nasdaq Stock Market as of such date. The number of shares of Common Stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. The Company makes no cash contributions to the Purchase Plan, but bears the expenses of administration.

At the beginning of an offer period, each participant will be granted the right to purchase the number of shares determined by dividing up to 10% of the participant’s compensation receivable during the offer period by the applicable purchase price. No employee shall be granted a purchase right under the Purchase Plan (1) if immediately after the grant of the purchase right, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of a parent or subsidiary of the Company (including stock which may be purchased under the Purchase Plan or issued pursuant to any other options) or (2) which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be carried over to the next purchase period or offer period, whichever applies, or returned to the participant, if the participant withdraws from the Purchase Plan.

A participant may increase or decrease the rate of his or her payroll deduction for the remainder of an offer period by filling out a change of status notice and delivering it to the Company (or its designee). The participant’s subscription agreement (as modified by any change of status notice) will remain in effect for the entire offer period and each subsequent offer period, unless the participant further modifies his subscription or terminates his participation in the Purchase Plan.

A participant’s interest in a given offer period may be terminated in whole, but not in part, by delivering to the Company a change of status notice which indicates the participant’s withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offer period. Any withdrawal by the participant of accumulated payroll deductions for a given offer period automatically terminates the participant’s interest in that offer period. If a participant withdraws from an offer period, payroll deductions will not resume at the beginning of the succeeding offer period unless the participant delivers to the Company a new subscription agreement.

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

In the event any change, such as a stock split or dividend, is made in the Company’s capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Purchase Plan and the price per share covered by each outstanding option. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the offer period then in progress by setting a new exercise date or an earlier date for termination of the offer period (the “New Exercise Date”). If the Plan Administrator shortens the offer period then in progress in lieu of assumption in the event of a sale of assets or merger as described above, the Plan Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the exercise date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the offer period.

Amendment and Termination of the Purchase Plan

The Plan Administrator may amend the Purchase Plan at any time or from time to time or may terminate the Purchase Plan without approval of the stockholders. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to purchase rights granted to residents therein, the Company will obtain stockholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required. No action by the Plan Administrator or stockholders may alter or impair any option previously granted under the Purchase Plan without the consent of affected participants, provided that the Purchase Plan or any one or more offer periods may be terminated by the Plan Administrator on any exercise date or by the Plan Administrator establishing a new exercise date with respect to any offer period then in progress if the Plan Administrator determines that the termination of the Purchase Plan or such one or more offer periods is in the best interests of the Company and its stockholders. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during offer periods, change the length of purchase periods within any offer period, change the length of subsequent offer periods, determine whether subsequent offer periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Purchase Plan. The Purchase Plan will remain in effect until terminated by the Board.

Amendment of Purchase Plan in March 2006

In March 2006, our Board of Directors approved the following amendments to the Purchase Plan, which amendments did not require stockholder approval. The Purchase Plan, as amended, is attached hereto as Exhibit A.

Payroll Deductions

Prior to the amendment, at the beginning of an offer period, each participant would be granted the right to purchase the number of shares determined by the payroll deductions elected by such participant, which may be in the range of 1% to 20% (in whole percentage increments) of such participant’s compensation. Subsequent to the amendment, for any employee participating in an offer period commencing on or after August 1, 2006, payroll deductions may be in the range of 1% to 10% (in whole percentage increments) of a participant’s compensation.

Post-Termination Purchases under the Plan

Prior to the amendment, upon an employee’s termination of employment or death at a time more than three months from the last day of the purchase period, payroll deductions credited to such employee’s account during the offer period but not yet used to exercise the purchase option will be returned to such employee or, in the case of his/her death, to the person(s) entitled to such account balance, and such employee’s purchase option automatically terminates without exercise of any portion of such purchase option. Upon an employee’s termination of employment or death within three months of the last day of the purchase period, payroll deductions credited to such employee’s account during the offer period but not yet used to exercise the purchase option will be applied to the share purchase on the purchase date, unless the employee (or in the case of such employee’s death, the person(s) entitled to such employee’s account balance) withdraws from the Purchase Plan. In such a case, no further payroll deductions will be credited to the employee’s account following his or her termination of employment or death and his or her purchase option will automatically terminate after the share purchase on the purchase date.

Subsequent to the amendment, for any employee participating in any offer period commencing on or after August 1, 2006, upon such employee’s termination of employment for any reason or death, he or she will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to such employee’s account during the offering period but not yet used to exercise the purchase option will be returned to such employee or, in the case of his or her death, to the person(s) entitled such employee’s account balance, and such employee’s purchase option will automatically terminate.

Amended Purchase Plan Benefits

The benefits to be received by the Company’s employees pursuant to the amended and restated Purchase Plan are not determinable at this time.

The following table sets forth information with respect to purchases under the Purchase Plan during the fiscal year ended December 31, 2005. The executive group in 2005 consisted of Messrs. Wertheizer, Silvestri, Arieli and Ohana. The non-executive director group consisted of Messrs. Ayalon, Limon, Long, Mann, McManamon, Nilsson, Silver and Tocatly. Please note, however, that directors are not allowed to participate in the Purchase Plan.

Identity of Group	Purchases	% of Total Purchases(1)	Weighted Average Purchase Price Per Share

Gideon Wertheizer Chief Executive Officer	5,478	2%	$4.37
Yaniv Arieli Chief Financial Officer	—	—	—
Issachar Ohana Vice President, World Wide Sales	6,177	2%	$4.01
Executive Group	11,655	4%	$4.18
Non-Executive Director Group	—	—	—
Non-Executive Employee Group	280,778	96%	$4.76

——————

(1)

Based on a total of 292,433 shares of common stock purchased under the Purchase Plan during the fiscal year ended December 31, 2005.

Certain Federal Income Tax Information

The following summarizes the federal income tax consequences of participation under the Purchase Plan and certain tax effects to the Company based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the Purchase Plan is strongly urged to consult with his or her tax advisor regarding participation in the Purchase Plan.

The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Amounts deducted from a participant’s pay under the Purchase Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. If the shares have been held by the participant for more than two years after the date of grant of the purchase right and for more than one year from the purchase date of the shares, the participant will realize no ordinary income in the year of the disposition. If the shares are disposed of before the expiration of the 2-year and 1-year holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a participant’s basis in the shares and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

There is no income or employment tax withholding required upon the purchase or disposition of the shares by a participant.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant of the purchase right or within one year of the date of purchase (subject to the requirements of reasonableness). The Company is required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to the Company.

Our board of directors believes that the amendment and restatement of the Purchase Plan to increase the number of shares of our common stock available for grant under the plan from 1,000,000 to 1,500,000 shares is in the best interests of both CEVA’s stockholders and CEVA and recommends a vote “FOR” the amendment and restatement.

PROPOSAL 3 – RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER
(A MEMBER OF ERNST & YOUNG GLOBAL) AS INDEPENDENT AUDITORS OF THE COMPANY
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

Our Audit Committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the Audit Committee of the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

In connection with the audit of the 2005 financial statements, we entered into an engagement agreement with Kost Forer Gabbay & Kasierer which set forth the terms by which Kost Forer Gabbay & Kasierer will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Our board of directors recommends a vote “FOR” the ratification of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the fiscal year ending December 31, 2006.

NOTICE OF AMENDMENT AND RESTATEMENT OF BY-LAWS

On January 26, 2005, our board of directors amended our by-laws to extend the notice period regarding stockholder proposals at annual meetings from not less than 45 days nor more than 75 days prior to the date on which CEVA mailed its proxy materials for the previous year’s annual meeting of its stockholders, to a notice period of not less than 90 days nor more than 120 days.

On June 7, 2005, our board of directors amended our by-laws to reduce the authorized size of the board from not less than nine nor more than eleven to not less than eight nor more than eleven and reduced the fixed number of directors to eight from nine to reflect the Company’s current size of its Board of Directors.

The above amendments to our by-laws became effective upon their adoption by our board of directors and are not being presented for approval by our stockholders at the annual meeting.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING AND
NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2007 annual meeting of stockholders, including nomination of directors, must be submitted to our office at CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no later than February 8, 2007.

Our by-laws require stockholders to give advance notice of any matter stockholders wish to present at an annual meeting of stockholders, including nomination of directors. For our 2007 annual meeting, the by-laws require notice to be received at our office at CEVA, Inc. 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no earlier than February 8, 2007 and no later than March 10, 2007.

The proxies to be solicited by our board of directors for the 2007 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by April 24, 2007.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you call or write us at the following address or phone number: CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, (408) 514-2900, ir@ceva-dsp.com. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors presently knows of no other business that will be presented for consideration at the annual meeting other than those described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. A stockholder who attends the meeting may vote his, her or its stock personally even though the stockholder has sent in a proxy card, so long as such stockholder is the record holder or such stockholder has obtained a letter from such stockholder’s broker.

By order of the Board of Directors,
/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

June 1, 2006
San Jose, California

Appendix A

PROXY

CEVA, INC.

This Proxy is solicited on behalf of the Board of Directors of CEVA, Inc. (the “Company”)

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Gideon Wertheizer and Yaniv Arieli (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Tuesday, July 18, 2006, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

In their discretion, the proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.

1. To elect eight directors:
NOMINEES
Eliyahu Ayalon: ☐	Brian Long: ☐	Zvi Limon: ☐	Bruce A. Mann: ☐
Peter McManamon: ☐	Sven-Christer Nilsson: ☐	Louis Silver: ☐	Dan Tocatly: ☐
☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority as shown here: ☒

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2. To approve an amendment and restatement of the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,000,000 to 1,500,000.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3. To ratify the selection of Kost Forer Gabbay & Kassierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2006.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares of common stock of CEVA, Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR each of the above named director nominees, FOR proposals 2 and 3 and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Please vote, date, sign and return promptly in the enclosed postage pre-paid envelope.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature________________________________________________Date____________

Signature________________________________________________Date____________

Note: Please sign exactly as the name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.